Exhibit 4.1

HOLLY ENERGY PARTNERS, L.P. and HOLLY ENERGY FINANCE CORP.

AS ISSUERS

and Each of the Guarantors Party Hereto

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

AS TRUSTEE

SECOND SUPPLEMENTAL INDENTURE

Dated as of November 10, 2023

to

Indenture dated as of April 8, 2022

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of November 10, 2023 (this “Second Supplemental Indenture”), is between Holly Energy Partners, L.P., a Delaware limited partnership (“Holly Energy Partners”), Holly Energy Finance Corp., a Delaware corporation (“Finance Corp.” and, together with Holly Energy Partners, the “Company”), the Guarantors (as defined in the Indenture (as defined below)), and U.S. Bank Trust Company, National Association (as successor to U.S. Bank, National Association), a national banking association, as trustee (the “Trustee”).

RECITALS:

WHEREAS, the Company has heretofore entered into an indenture dated as of April 8, 2022 between the Company, the Guarantors and the Trustee, relating to the Company’s 6.375% Senior Notes due 2027 (as supplemented by the First Supplemental Indenture (as defined below), the “Indenture”);

WHEREAS, the Company has heretofore entered into the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of May 22, 2022, among the Company, the Guaranteeing Subsidiary (as defined therein) and the Trustee.

WHEREAS, HF Sinclair Corporation, a Delaware corporation (“HF Sinclair”), on behalf of the Company, has solicited consents from the Holders (as defined in the Indenture) of the Notes to certain proposed amendments to the Indenture as set forth in Article I to this Second Supplemental Indenture (the “Proposed Amendments”), in accordance with the terms and conditions of the Confidential Exchange Offer Memorandum and Consent Solicitation Statement, dated as of October 30, 2023 (the “Exchange Offer Memorandum”);

WHEREAS, Section 9.02 of the Indenture provides that, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes in accordance with such Section 9.02;

WHEREAS, the Holders of a majority in aggregate principal amount of the outstanding Notes (the “Requisite Consent”) have validly tendered, and not withdrawn, their consents to the adoption of the Proposed Amendments to be effectuated by this Second Supplemental Indenture in accordance with the provision of the Indenture, and the Company and the Guarantors, having received the Requisite Consent for the Proposed Amendments for the Notes, desire to amend the Indenture as provided in this Second Supplemental Indenture in respect of the Notes; and

WHEREAS, the Company has heretofore delivered or is delivering contemporaneously herewith to the Trustee an Officers’ Certificate (with evidence of, and certification as to, the Requisite Consent) and an Opinion of Counsel each as described in Sections 1.01, 7.02, 9.02, 9.05, 12.04 and 12.05 of the Indenture;

NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Second Supplemental Indenture, might operate to limit such action, the parties hereto, intending to be legally bound hereby, agree as follows:

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ARTICLE I

AMENDMENTS

Section 1.1 Amendments to the Indenture.

The Indenture is hereby amended as it relates to the Notes to delete the following sections in their entirety, and, in the case of each such section, insert in lieu thereof the phrase “[Intentionally Omitted]” and any and all references thereto (including any definitions the references to which would be eliminated as a result of such deletions), and any and all obligations thereunder, and any events of default related thereto are hereby deleted throughout the Indenture as they relate to the Notes and such sections and references shall be of no further force or effect as they relate to the Notes:

(1)	Section 4.03 entitled “Reports”;

(2)	Section 4.07 entitled “Restricted Payments”;

(3)	Section 4.08 entitled “Dividend and Other Payment Restrictions Affecting Subsidiaries”;

(4)	Section 4.09 entitled “Incurrence of Indebtedness and Issuance of Disqualified Equity”;

(5)	Section 4.10 entitled “Asset Sales”;

(6)	Section 4.11 entitled “Transactions with Affiliates”;

(7)	Section 4.12 entitled “Liens”;

(8)	Section 4.13 entitled “Limitations on Finance Corp. Activities”;

(9)	Section 4.15 entitled “Offer to Repurchase Upon Change of Control;

(10)	Section 4.16 entitled “Additional Guarantees”;

(11)	Clause (4) of Section 5.01 entitled “Merger, Consolidation or Sale of Assets”; and

(12)	Clauses (3), (4), (5), (6), (7) and (10) of Section 6.01 entitled “Events of Default”.

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.1 Ratification and Incorporation of Indenture.

As supplemented hereby, the Indenture is in all respects ratified and confirmed by the Company and the Guarantors, and the Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.

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Section 2.2 Definitions.

All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Indenture.

Section 2.3 Table of Contents, Headings, etc.

The table of contents and headings of the Articles and Sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 2.4 Counterpart Originals; Electronic Signatures

This Second Supplemental Indenture and any certificate, agreement or other document to be signed in connection with this Second Supplemental Indenture and the transactions contemplated hereby shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 2.5 Governing Law.

THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 2.6 Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

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Section 2.7 U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act and the Trustee are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Second Supplemental Indenture agree that they shall provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 2.8 Severability.

In case any provision in this Second Supplemental Indenture or the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 2.9 Requisite Consent.

To the extent Requisite Consent is finally judicially determined by a court of competent jurisdiction to have not been validly obtained in accordance with the Indenture or applicable laws, the Proposed Amendments shall not be deemed to have occurred.

Section 2.10 Certain Trustee Matters.

The recitals contained herein and the statements made in any Officers’ Certificate shall be taken as the statements of the Company, and the Trustee assume no responsibility for their correctness, and none of the recitals contained herein or the statements made in any Officers’ Certificate are intended to or shall be construed as statements made or agreed to by the Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture. The Trustee shall make no representations as to and shall not be responsible in any manner whatsoever for or in respect of the Exchange Offer Memorandum, the Consent Solicitations (as defined in the Exchange Offer Memorandum) or the consents of Holders. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or the consequences of the Proposed Amendments provided herein.

Section 2.11 Condition of Operation of Amendments.

This Second Supplemental Indenture shall become effective upon execution by the parties hereto, however, the provisions of this Second Supplemental Indenture shall not become operative unless: HF Sinclair accepts validly tendered Notes for purchase in the applicable Exchange Offer (as defined in the Exchange Offer Memorandum) and the Settlement Date (as defined in the Exchange Offer Memorandum) for such Exchange Offer occurs. The Company shall provide prompt written notice to the Trustee if this Second Supplemental Indenture has become operative, or if this Second Supplemental Indenture shall not become operative.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

ISSUERS:
HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistic Holdings, L.P., its general partner

By: Holly Logistic Services, L.L.C., its general partner

By:	/s/ John Harrison
Name:	John Harrison
Title:	Senior Vice President, Chief Financial Officer and Treasurer

HOLLY ENERGY FINANCE CORP.

By:	/s/ John Harrison
Name:	John Harrison
Title:	Senior Vice President, Chief Financial Officer and Treasurer

SIGNATURE PAGE TO SECOND SUPPLEMENTAL INDENTURE

GUARANTORS:

CHEYENNE LOGISTICS LLC, a Delaware limited liability company

EL DORADO LOGISTICS LLC, a Delaware limited liability company

EL DORADO OPERATING LLC, a Delaware limited liability company

EL DORADO OSAGE LLC, a Delaware limited liability company

FRONTIER ASPEN LLC, a Delaware limited liability company

HEP CHEYENNE LLC, a Delaware limited liability company

HEP CUSHING LLC, a Delaware limited liability company

HEP EL DORADO LLC, a Delaware limited liability company

HEP MOUNTAIN HOME, L.L.C., a Delaware limited liability company

HEP OKLAHOMA LLC, a Delaware limited liability company

HEP PIPELINE, L.L.C., a Delaware limited liability company

HEP PIPELINE GP, L.L.C., a Delaware limited liability company

HEP REFINING, L.L.C., a Delaware limited liability company

HEP REFINING GP, L.L.C., a Delaware limited liability company

HEP TULSA LLC, a Delaware limited liability company

SIGNATURE PAGE TO SECOND SUPPLEMENTAL INDENTURE

HEP UNEV HOLDINGS LLC, a Delaware limited liability company

HEP UNEV PIPELINE LLC, a Delaware limited liability company

UNEV PIPELINE, LLC, a Delaware limited liability company

HEP WOODS CROSS, L.L.C., a Delaware limited liability company

HOLLY ENERGY HOLDINGS LLC, a Delaware limited liability company

HOLLY ENERGY STORAGE-LOVINGTON LLC, a Delaware limited liability company

LOVINGTON-ARTESIA, L.L.C., a Delaware limited liability company

ROADRUNNER PIPELINE, L.L.C., a Delaware limited liability company

SLC PIPELINE LLC, a Delaware limited liability company

WOODS CROSS OPERATING LLC, a Delaware limited liability company

By:	/s/ John Harrison
Name:	John Harrison
Title:	Senior Vice President, Chief Financial
Officer and Treasurer

SIGNATURE PAGE TO SECOND SUPPLEMENTAL INDENTURE

SINCLAIR LOGISTICS LLC, a Delaware limited liability company

SINCLAIR PIPELINE COMPANY LLC, a Delaware limited liability company

SINCLAIR TRANSPORTATION COMPANY LLC, a Delaware limited liability company

By:	/s/ John Harrison
Name:	John Harrison
Title:	Senior Vice President, Chief Financial
Officer and Treasurer

SIGNATURE PAGE TO SECOND SUPPLEMENTAL INDENTURE

HEP FIN-TEX/TRUST-RIVER, L.P., a Texas limited partnership

HEP NAVAJO SOUTHERN, L.P., a Delaware limited partnership

HEP PIPELINE ASSETS, LIMITED PARTNERSHIP, a Delaware limited partnership

Each by:	HEP Pipeline GP, L.L.C., a Delaware limited liability company, its general partner

By:	/s/ John Harrison
Name:	John Harrison
Title:	Senior Vice President, Chief Financial
Officer and Treasurer

SIGNATURE PAGE TO SECOND SUPPLEMENTAL INDENTURE

HEP REFINING ASSETS, L.P., a Delaware limited partnership

By:	HEP Refining GP, L.L.C., a Delaware limited liability company, its general partner

By:	/s/ John Harrison
Name:	John Harrison
Title:	Senior Vice President, Chief Financial Officer and Treasurer

HOLLY ENERGY PARTNERS-OPERATING, L.P., a Delaware limited partnership

By:	HEP Logistics GP, L.L.C., a Delaware limited liability company, its general partner

By:	/s/ John Harrison
Name:	John Harrison
Title:	Senior Vice President, Chief Financial Officer and Treasurer

HEP LOGISTICS GP, L.L.C., a Delaware limited liability company

By: Holly Energy Partners, L.P., a Delaware limited partnership, its sole member

By: HEP Logistics Holdings, L.P., a Delaware limited partnership, its general partner

By: Holly Logistic Services, L.L.C., its general partner

By:	/s/ John Harrison
Name:	John Harrison
Title:	Senior Vice President, Chief Financial Officer and Treasurer

SIGNATURE PAGE TO SECOND SUPPLEMENTAL INDENTURE

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael K. Herberger
Name:	Michael K. Herberger
Title:	Vice President

SIGNATURE PAGE TO SECOND SUPPLEMENTAL INDENTURE